Exhibit (c)(2)

PRELIMINARY BACKGROUND MATERIALS Project Panda Presentation to the Special Committee of the Board of Directors July 6, 2022

Agenda Items–ª1 Summary of Proposals â–ª2 Summary Financial Analyses â–ª 3 Discounted Cash Flow Analysis â–ª4 Present Value of Future Share Price and Dividends â–ª5 Trading Overview â–ª 6 Premiums and Multiples Overview â–ª 7 Selected Financial Benchmarks â–ª A Appendix July 2022 2

PRELIMINARY BACKGROUND MATERIALS 1 Summary of Proposals N June 3rd Non-Binding June 15th Non-Binding June 22nd Non-Binding June 28th Verbal Indication Proposal (RP) Proposal (LP) Proposal (RP) (RP) ? $7.30 per share of Class A ? $8.90 per share of Class A common stock common stock ? $8.50 per share of Class A ?Offer represents a stated ? $9.30 per share of Class A common stock premium of 17.9% to the ?Offer represents a stated common stock closing price of $6.19 on 14- premium of 34.4% to the ? Offer represents a stated ? Verbally communicated June-2022, a stated closing price of $6.62 on 21-Transaction premium of 25% to the multiple of 2022E EBITDA of premium of 10.4% over the June-2022, and implied Value closing price of $6.81 on 03- 8.1x trailing 30-calendar day premium of 31% to the June-2022 volume weighted average closing price of $6.81 on 03- ? Implied premium of 37% to ? Proposal stated multiple of price as of 14-June-2022, June-2022 the closing price of $6.81 on 2022E EBITDA of 7.3x and implied premium of 7% 03-June-2022 to the closing price of $6.81 ? Proposal stated multiple of on 03-June-2022 2022E EBITDA of 7.7x ? The transaction will not proceed without approval from the Special Committee ? The transaction will not and is subject to a non- proceed without approval waivable condition requiring ? The transaction will not from the Special Committee approval by a majority of the proceed without approval and is subject to a non-disinterested holders of from the Special Committee waivable condition requiring Class A common stock and is subject to a non- approval by a majority of the ? Other disinterested holders of Verbal indication waivable condition requiring ? J.P. Morgan has delivered a Class A common stock approval by a majority of the financing proposal for the full disinterested holders of ? J.P. Morgan has delivered a amount of the purchase Class A common stock financing proposal for the full price amount of the purchase ? The proposal is not subject price to any financing closing condition Source: Proposals from RP and LP. July 2022 3

PRELIMINARY BACKGROUND MATERIALS 2 Summary Financial Analyses Class B-1 Units Economically Equivalent to Class B Units (                Median) Current (01-July- 28-June-2022 Verbal Treasury Stock Method Value for Class B-1 Units 2022): $6.56 Indication: $9.30 $9.91 Terminal P / E Multiple 8.0x – 12.0x Discounted Cash $7.59 $10.71 Flow Analysis Discount Rate 11.0% – 9.5% P / LTM EPS 8.0x – 12.0x Present Value of Future Stock $6.03 $9.49 Dividend Payout Ratio 65.0% Price and Dividends1 Cost of Equity 11.0% – 10.0% 1st to 3rd Quartile of Final Premia to Closing Premia for 13E-3 $9.01 $10.78 Price of $6.81 as Transactions with US 32% – 58% of 3-June-2022 Incorporated Targets with Public Initial Proposals2 $16.30 EV / LTM EBITDA 6.4x – 12.8x $8.58 $10.29 $17.15 Precedent Median 7.8x Transactions (Change of $14.29 Control Transactions) EV / 2022E EBITDA 6.4x – 12.8x $7.57 $9.06 $15.14 Median 7.8x Illustrative Purposes Only Trading P / 2022E EPS 5.2x – 11.5x $3.87 $8.55 Comparables1 Source: Company filings, Panda management projections and FactSet. Market data as of 01-July-2022. 1 Analysis treats Class B-1 units economically equivalent to Class B units. 2 For 13E-3 transactions, original premium is the premium implied by July 2022 4 the first publicly announced proposal (which may or may not have reflected an agreed to transaction price in an definitive agreement) over the price of the unaffected date. Final premium is implied by the transaction price over the same unaffected date.

PRELIMINARY BACKGROUND MATERIALS PRELIMINARY BACKGROUND MATERIALS 3 Discounted Cash Flow Analysis ( 1 / 2 ) Class B-1 Units Economically Equivalent to Class B Units ($M) Jun—Dec 2022E 2023E 2024E 2025E 2026E 2027E Year-End AUM ($B) $52.2 $55.7 $58.2 $60.6 $62.9 $65.0 Total Revenue $117 $212 $220 $223 $228 $233 YoY Growth (%) N/A 3.8% 3.7% 1.4% 2.5% EBITDA $51 $99 $100 $100 $102 $104 EBITDA Margin (%) 43.7% 46.6% 45.5% 45.0% 44.7% 44.5% D&A (1) (1) (1) (1) (1) (1) Investment G&L 0 2 3 3 3 3 Operating Income $51 $100 $101 $102 $104 $106 UBT (2) (4) (4) (4) (4) (4) Unlevered Net Income $49 $96 $97 $98 $100 $102 D&A 1 1 1 1 1 1 Rent Expense Adjustment 2 2 1 1 2 (0) Changes in Net Working Capital 5 0 0 0 0 0 CapEx 0 (2) (1) (1) (1) (1) Seed Investment (13) (5) (5) (5) (5) (5) Distributable Cash Flow $45 $92 $94 $94 $97 $97 YoY Growth (%) N/A 2.1% 0.5% 3.5% (0.6%) Inc. Diluted Class A Shares 17.6 17.6 17.6 17.6 17.6 17.6 Diluted Shares Outstanding 88.0 88.0 88.0 88.0 88.0 88.0 Inc. Ownership 20% 20% 20% 20% 20% 20% Cash Flow Distribution to Inc. $9 $18 $19 $19 $19 $19 Tax (2) (5) (5) (5) (5) (5) Inc. Unlevered Net Income $7 $14 $14 $14 $14 $14 ? Balance sheet and share count as of 31-May-2022 ? Mid-year cash flow convention ? UBT cash tax rate of 4.0% and Panda Inc. marginal cash tax rate of 25.7% Source: Company filings and Panda management projections. Note: Assumes $30M of minimum cash requirement per management. Class B-1 units treated as economically equivalent to Class B units. See appendix for treatment of Class B-1 units with treasury stock method. July 2022 5 Options dilution calculated using treasury stock method.

PRELIMINARY BACKGROUND MATERIALS 3 D i s c o u n t e d C a s h F l o w A n a l y s i s ( 2 / 2 ) Class B-1 Units Economically Equivalent to Class B Units Implied Price per Class A Share Discount Rate $8.7 9.50% 9.88% 10.25% 10.63% 11.00% 12.0x $9.91 $9.78 $9.65 $9.53 $9.41 Terminal 11.0x $9.42 $9.30 $9.18 $9.07 $8.95 Earnings 10.0x $8.94 $8.82 $8.71 $8.61 $8.50 Multiple 9.0x $8.45 $8.34 $8.24 $8.14 $8.05 8.0x $7.96 $7.86 $7.77 $7.68 $7.59 Implied Price / EPS (2022E EPS of $0.74) Discount Rate 9.50% 9.88% 10.25% 10.63% 11.00% 12.0x 13.3x 13.2x 13.0x 12.8x 12.7x Terminal 11.0x 12.7x 12.5x 12.4x 12.2x 12.1x Earnings 10.0x 12.0x 11.9x 11.7x 11.6x 11.5x Multiple 9.0x 11.4x 11.2x 11.1x 11.0x 10.8x 8.0x 10.7x 10.6x 10.5x 10.3x 10.2x Implied Perpetuity Growth Rate Discount Rate ($0.0) 9.50% 9.88% 10.25% 10.63% 11.00% 12.0x 0.7% 1.0% 1.4% 1.7% 2.0% Terminal 11.0x (0.0%) 0.3% 0.6% 1.0% 1.3% Earnings 10.0x (0.9%) (0.5%) (0.2%) 0.1% 0.4% Multiple 9.0x (1.9%) (1.6%) (1.3%) (1.0%) (0.6%) 8.0x (3.2%) (2.9%) (2.5%) (2.2%) (1.9%) Source: Company filings and Panda management. Note: Class B-1 units treated as economically equivalent to Class B units. July 2022 6

BACKGROUND MATERIALS PRELIMINARY BACKGROUND MATERIALS P r e s e n t Va l u e o f F u t u r e S t o c k P r i c e a n d D i v i d e n d s 4 1 0 . 5 % C o s t o f E q u i t y | LT M M u l t i p l e | D i v i d e n d P a y o u t o f 6 5 % Class B-1 Units Economically Sensitivity Analysis Equivalent to Class B Units Cost of Equity LTM P/E Multiple 2022E 2023E 2024E 2025E 2026E 2027E 10.0% 8.0x $6.06 $6.64 $6.53 $6.39 $6.34 $6.28 $ / Panda Share At 10.5% Cost of Equity 10.0% 10.0x 7.46 8.06 7.82 7.55 7.39 7.24 $12.00 10.0% 12.0x 8.87 9.49 9.11 8.71 8.45 8.20 Low of 8.0x LTM EPS 10.5% 8.0x 6.04 6.59 6.46 6.30 6.23 6.16 Mid of 10.0x LTM EPS 10.5% 10.0x 7.44 8.01 7.74 7.44 7.26 7.09 10.5% 12.0x 8.84 9.43 9.01 8.58 8.30 8.03 High of 12.0x LTM EPS 11.0% 8.0x 6.03 6.55 6.40 6.22 6.13 6.04 11.0% 10.0x 7.42 7.96 7.66 7.34 7.14 6.95 11.0% 12.0x 8.82 9.36 8.92 8.46 8.15 7.86 $9.43 $8.84 $9.01 $8.58 $8.30 $8.01 $8.03 $7.74 $8.00 $7.44 $7.44 $7.26 $7.09 $6.59 $6.46 $6.30 $6.23 $6.16 $6.04 $4.00 2022E 2023E 2024E 2025E 2026E 2027E LTM EPS / Share $0.74 $0.83 $0.83 $0.81 $0.82 $0.82 DPS Estimate¹ $0.45 $0.54 $0.54 $0.53 $0.53 $0.53 Source: Panda management projections and company filings. Note: Future share price and dividends discounted to 31-May-2022. 1 Panda management targets a cash dividend payout ratio (per share) of 60% to 70% of EPS. 2022E dividend per share calculated using July 2022 7 dividend payout ratio of 65% multiplied by 2022E EPS less $0.03 of dividend per share paid on 20-May-2022.

PRELIMINARY BACKGROUND MATERIALS To t a l S h a r e h o l d e r R e t u r n 5 S e l e c t e d Tr a d i t i o n a l A s s e t M a n a g e r s | L a s t 3 Y e a r s 160% TSR 5-Year 3-Year 1-Year YTD Panda (14.0%) (9.4%) (37.5%) (26.5%) Comparables Median¹ 38.4% 48.0% (24.2%) (29.2%) S&P 500 72.7% 35.7% (10.1%) (19.1%) 120% 80% 48.0% 40% 35.7% 0% (9.4%) (40%) (80%) Jul-19 Jan-20 Jul-20 Jan-21 Jul-21 Jan-22 Jul-22 Panda Selected Comparables¹ S&P 500 Source: FactSet. Market data as of 01-July-2022. Note: selected comparables represent median total shareholder return of peers; total shareholder return (TSR) represents share price appreciation with dividends reinvested (per FactSet). July 2022 8 ¹ Selected Comparables include AMG, JHG, FHI, APAM, BSIG, VCTR and VRTS. 5-year comparables median TSR excludes VCTR given IPO occurred subsequent to starting date of 01-July-2017.

PRELIMINARY BACKGROUND MATERIALS To t a l S h a r e h o l d e r R e t u r n a n d Tr a d i n g M u l t i p l e 5 S e l e c t e d Tr a d i t i o n a l A s s e t M a n a g e r s | L a s t 3 Y e a r s Total Shareholder Return P / NTM EPS 250% 20.0x 18.0x 200% 16.0x 150% 14.0x 12.0x 100% 73.2% 10.5x 10.0x 71.6% 10.5x 50% 61.4% 9.2x 48.0% 8.5x 29.6% 8.0x 28.1% 14.0% 6.0x 6.1x 0% (9.4%) 5.8x 5.1x 4.0x (50%) 2.0x Selected Comparables 3-Year 1-Year YTD Average 8.3x 9.0x 8.6x Median 8.4x 9.0x 8.7x (100%) 0.0x Jul-19 Jan-20 Jul-20 Jan-21 Jul-21 Jan-22 Jul-22 Jul-19 Jan-20 Jul-20 Jan-21 Jul-21 Jan-22 Jul-22 Panda AMG JHG FHI APAM BSIG VCTR VRTS Source: FactSet. Market data as of 01-July-2022. Note: total shareholder return represents share price appreciation with dividends reinvested (per FactSet). NTM EPS per FactSet consensus median and represents time-weighted NTM EPS median estimates. Panda’s P / NTM EPS July 2022 9 not shown due to unavailability of broker consensus estimates.

PRELIMINARY BACKGROUND MATERIALS P a n d a P e r f o r m a n c e H i s t o r y 5 1 0 Y e a r I n d e x e d P r i c e P e r f o r m a n c e a n d A U M AUM ($B) Share Price $60.0 Price Performance 10-Year 5-Year 3-Year 1-Year YTD $20.00 Panda 48.1% (35.4%) (23.9%) (41.4%) (30.7%) (As of 31-$52.8B Mar-2022; S&P 500 180.8% 57.8% 29.0% (11.4%) (19.7%) $50.7B as of 31-May- TSR 10-Year 5-Year 3-Year 1-Year YTD 2022) $16.00 Panda 145.8% (14.0%) (9.4%) (37.5%) (26.5%) S&P 500 241.7% 72.7% 35.7% (10.1%) (19.1%) $40.0 $12.44 $12.00 $8.00 $20.0 $6.56 $4.43 $4.00 $0.0 $0.00 Jul-12 Jul-13 Jul-14 Jul-15 Jul-16 Jul-17 Jul-18 Jul-19 Jul-20 Jul-21 Jul-22 Quarterly AUM ($B) Panda Share Price S&P 500 (Indexed to Panda) Source: FactSet and company filings. Quarterly AUM represents reported AUM as of prior quarter’s end. Market data as of 01-July-2022. Total shareholder return (TSR) represents share price appreciation with dividends reinvested (per FactSet). July 2022 10

PRELIMINARY BACKGROUND MATERIALS 5 C o m p a r i s o n o f Tr a d i t i o n a l A s s e t M a n a g e r s Class B-1 Units Economically Equivalent to Class B Units Illustrative Purposes Only ($ in millions except per share data and AUM) Equity Closing Price % of 52 Dividend Dividend P/ E Rev. Growth EV / EBITDA EBITDA Margin AUM ($B) Company Name Value 01-Jul-22 Week High Yield (Ann.) Yield (LTM) 2022E ‘22E-‘23E 2022E 2022E 31-Mar-22 Panda (Management) $ 568 $ 6.56 55.1% 1.83% 9.45% 8.8 x 3.8% 5.4x 47.1% $53 Selected Peers Affiliated Managers $ 4,826 $ 117.81 61.5% 0.03% 0.03% 6.4 x 0.6% 6.9 x 42.2% $777 Janus Henderson $ 4,066 $ 23.53 48.5% 6.63% 6.46% 8.6 x 2.1% 5.2 x 30.0% $361 Federated Hermes $ 3,133 $ 32.12 80.7% 3.36% 3.36% 11.5 x 6.5% 8.7 x 25.9% $647 Artisan Partners $ 3,063 $ 35.90 67.4% 11.48% 13.09% 10.6 x 3.8% 8.1 x 34.5% $160 Victory Capital $ 1,827 $ 24.79 57.5% 4.03% 2.78% 5.2 x 5.4% 6.9 x 51.5% $178 Virtus $ 1,375 $ 173.75 51.3% 3.45% 2.67% 6.0 x (1.8%) 5.1 x 40.7% $183 BrightSphere $ 772 $ 18.12 58.1% 0.22% 0.22% 9.8 x (3.0%) 6.1 x 37.1% $110 Median 58.1% 3.45% 2.78% 8.6 x 2.1% 6.9 x 37.1 % Mean 60.7% 4.17% 4.09% 8.3 x 1.9% 6.7 x 37.4 % Source: Bloomberg, FactSet and public filings. Panda 2022E metrics per Panda management. Market data as of 01-July-2022.    Note: Dividend yield (Ann.) represents latest dividend paid annualized. Dividend (LTM) represents LTM dividends paid as of 31-March-2022. Panda Class B-1 units treated as economically equivalent to Class B units. See appendix for treatment of Class B-1 units with treasury stock method. Management equity value to enterprise July 2022 11 value bridge is based on 31-May-2022 balance sheet and Panda management’s guidance related to assumptions on excess cash and investments. Based on public share count and balance sheet information as of 31-March-2022 (10-K and 10-Q) and management’s 2022E EBITDA estimate, EV / 2022E EBITDA would be 5.1x.

PRELIMINARY BACKGROUND MATERIALS Class B-1 Units Economically 6 P r e m i u m s a n d M u l t i p l e s O v e r v i e w Equivalent to Class B Units ($ in millions except per share data) June 3 June 15 June 22 June 28 Non-Binding Non-Binding Non-Binding Verbal Current Proposal (RP) Proposal (LP) Proposal (RP) Indication (RP) Purchase Price per Class A Share $6.56 $8.50 $7.30 $8.90 $9.30 Implied Premium to Spot (01-Jul-2022) $6.56 0.0% 29.6% 11.3% 35.7% 41.8% Implied Premium / (Discount) to 30-Day VWAP $6.61 (0.7%) 28.7% 10.5% 34.7% 40.8% Implied Premium / (Discount) to 52-Week High $11.91 (44.9%) (28.6%) (38.7%) (25.2%) (21.9%) Stated Premium to Closing Price of the Bid Date¹ 24.8% 17.9% 34.4% Class A Diluted Shares Outstanding (as of 31-May-2022) 17.5 17.5 17.5 17.5 17.6 Implied Purchase Price for Class A Shares $115 $149 $128 $156 $163 Total Diluted Shares Outstanding (as of 31-May-2022) 86.6 87.5 86.8 87.7 87.8 Implied Equity Value $568 $743 $633 $780 $817 Excess Cash (21) (21) (21) (21) (21) Investments (21) (21) (21) (21) (21) Debt 0 0 0 0 0 Present Value of Existing Tax Benefits (2) (2) (2) (2) (2) Implied Enterprise Value $523 $699 $588 $735 $772 Metric Implied Panda Multiple Peers Median EV / 2022E EBITDA $96 5.4x 7.3x 6.1x 7.6x 8.0x 6.9x Proposal Stated Multiple 7.3x 7.7x 8.1x (verbal) P / 2022E EPS $0.74 8.8x 11.5x 9.8x 12.0x 12.5x 8.6x Source: Company filings and Panda management projections. Market data as of 01-July-2022. Note: Assumes $30M of minimum cash requirement per management. Peers median multiples represent median multiples of AMG, JHG, FHI, APAM, BSIG, VCTR and VRTS. Class B-1 units treated as economically equivalent to Class B units. See appendix for treatment of Class B-1 units with treasury stock method. Options dilution calculated using treasury stock method. Management equity value to enterprise value bridge is based on July 2022 12 31-May-2022 balance sheet and Panda management’s guidance related to assumptions on excess cash and investments. Based on public share count and balance sheet information as of 31-March-2022 (10-K and 10-Q) and management’s 2022E EBITDA estimate, EV / 2022E EBITDA would be 5.1x, 6.9x, 5.8x, 7.3x and 7.7x at a share price of $6.56, $8.50, $7.30, $8.90 and $9.30 respectively. ¹ Closing price date as of 03-June-2022, 14-June-2022 and 21-June-2022, respectively.

PRELIMINARY BACKGROUND MATERIALS P r e c e d e n t 1 3 E—3 Tr a n s a c t i o n s P r e m i u m ( % H e l d > 5 0% ) 7 A c r o s s A l l I n d u s t r i e s | D e a l S i z e $ 1 0 0 m i l l i o n + | S i n c e 2 0 1 2 Median Average Number of Median Deal Original Final Original Final Deals Size ($ in bn) Premium Premium Premium Premium Controlling Shareholder 27 $0.5 22% 35% 25% 39% (>50% Held) Of Which Controlling Shareholder (>50% 16 $0.4 26% 44% 26% 45% Held)—US Incorporated First Proposal Price per Share Implied Deal Size ($mm) Premium vs. Closing Price of $6.81 on 03-June-2022 June 3rd Non-Binding Proposal (RP) $8.50 $149 25% Latest Indication Price per Share Implied Deal Size ($mm) Premium vs. Closing Price of $6.81 on 03-June-2022 June 28th Verbal Indication (RP) $9.30 $163 37% Source: Deal Point Data and company filings. Includes pending and completed acquisitions of public targets listed in the US. Excludes GP-LP transactions. Original premium is the premium implied by the first publicly announced proposal (which may or may not have reflected an July 2022 13 agreed to transaction price in an definitive agreement) over the price of the unaffected date. Final premium is implied by the transaction price over the same unaffected date. For US Incorporated targets, 1st quartile of final premium is 32% and 3rd quartile of final premium is 58%.

PRELIMINARY BACKGROUND MATERIALS S e l e c t e d Tr a d i t i o n a l A s s e t M a n a g e m e n t C h a n g e o f 7 C o n t r o l Tr a n s a c t i o n s (AUM and Implied Purchase Price in billions) Annoucement Implied Purchase Purchase Price Implied Referenced Year Date Target Buyer Target AUM Price (100%) as % of AUM Multiple Multiple 1 2022 Apr-22 Manning & Napier Callodine Group $21 $0.3 1.4% 6.4x EV / LTM EBITDA As Reported EV / 1H 2021A 2 Thompson, Siegel 2021 May-21 Pendal Group 25 0.3 1.3% 7.6x Annualized EBITDA (Excluding & Walmsley Synergies) 3 As Reported Headline Acquisition 2020 Dec-20 Waddell & Reed Macquarie / LPL 131 1.7 1.3% 10.0x EV / EBITDA Barrow, Hanley, 2020 4 Jul-20 Mewhinney & Perpetual 44 0.4 1.0% 8.0x As Reported EV / Pro Forma EBITDA Strauss As Reported EV / EBITDA 5 USAA Asset 2018 Nov-18 Victory Capital 69 0.9 1.2% 6.9x (Excluding Earnout, Expected Management Synergies and Tax Benefit) Hermes 6 Federated As Reported EV / 2017A EBITDA 2018 Apr-18 Investment 45 0.6 1.3% 12.8x Investors (Post Minority Interest) Management Median 1.3% 7.8 x Mean 1.3% 8.6 x Source: Company filings. Please see appendix for detailed footnotes. July 2022 14

PRELIMINARY BACKGROUND MATERIALS A A p p e n d i x July 2022 15

PRELIMINARY BACKGROUND MATERIALS O w n e r s h i p S u m m a r y ( 1 / 2 ) A S h a r e c o u n t i n m i l l i o n s | A s o f 3 1—M a y—2 0 2 2 Shares W.A. Strike / Description Outstanding Threshold Price Economics: Class A common stockholders have 100% of the rights of all classes of Panda Inc.’s capital stock to Class A Common receive distributions (note: Panda Inc. has ownership in Panda LLC through Class A units) 16.8 — Stock Voting: Each share of Class A common stock is entitled to one vote per share Economics: Class B Units participate fully in the results of the operating company’s operations (Class A units and Class B units have the same economic rights per unit) ? Vested Class B units are exchangeable for shares of Class A common stock, on a one-for-one basis ? Each Class B unit is issued with a corresponding share of Panda Inc.’s Class B common stock Class B Units1 57.0 — o Holders of Class B common stock do not share in dividends Voting: Each share of Class B common stock entitles its holder to five votes, until the first time that the number of shares of Class B common stock outstanding constitutes less than 20% of the number of all shares of Panda Inc.’s common stock outstanding o From such time and thereafter, each share of Class B common stock entitles its holder to one vote Economics: Class B-1 units are entitled to distributions for the duration of the holder’s employment ? Each vested Class B-1 unit, upon the end of the holder’s employment, is exchanged for shares of Class A common stock in an amount based upon the appreciation in price of the Class A common stock from the Class B-1 Units1 9.6 $8.18 date of grant to the date of exchange Voting: Class B-1 units have not been issued corresponding shares do not have voting rights Ownership: Class B-1 units of Panda LLC are held by employees1 Class A Options 0.2 $8.96 ? Issued pursuant to equity incentive plans Class B Options 5.5 $7.42 Phantom Class A 0.7 — ? Issued pursuant to non-employee director deferred compensation plan Shares Phantom Class B 2.5 — ? Issued pursuant to equity incentive plans Units Source: Panda management and company filings. Note: shares outstanding includes both vested and unvested shares and options. 1 As of 31-December-2021, the Class B and Class B-1 members of Panda LLC included the three founders and their estate planning vehicles, July 2022 16 50 other employee members and their estate planning vehicles, certain other members (including one director and his related entities), and former employees.

PRELIMINARY BACKGROUND MATERIALS O w n e r s h i p S u m m a r y ( 2 / 2 ) A S h a r e c o u n t i n m i l l i o n s | A s o f 3 1—M a y—2 0 2 2 Class B-1 Units Treated Economically the Same as Class B Units Class A Shares 16.8 Class B Units 57.0 Class B-1 Units 9.6 Total Shares Outstanding 83.4 Shares W.A. Current Price Dilutive Securities Outstanding Strike Price $ 6.56 Class A and B Options 5.7 $7.48 0.0 Phantom Units 3.1 3.1 Total Dilution 8.8 3.2 Diluted Shares Outstanding 86.6 Class B-1 Units Treasury Stock Method Value Class A Shares 16.8 Class B Units 57.0 Total Shares Outstanding 73.8 Shares W.A. Current Price Dilutive Securities Outstanding Strike Price $ 6.56 Class B-1 9.6 $8.18 0.0 Class A and B Options 5.7 $7.48 0.0 Phantom Units 3.1 3.1 Total Dilution 18.5 3.2 Diluted Shares Outstanding 77.0 Source: Panda management. Market data as of 01-July-2022. Note: diluted share count is calculated based on each tranche’s strike price. July 2022 17

PRELIMINARY BACKGROUND MATERIALS S u m m a r y F i n a n c i a l A n a l y s e s A C l a s s B—1 U n i t s T r e a t e d E c o n o m i c a l l y E q u i v a l e n t t o C l a s s B U n i t s Current (01-July- 28-June-2022 Verbal 2022): $6.63 Indication: $9.30 Terminal P / E Multiple 8.0x – 12.0x $7.59 $9.91 Discounted Cash Flow Analysis Discount Rate 11.0% – 9.5% Median: $10.29 EV / LTM EBITDA 6.4x – 12.8x $8.58 $16.30 Median 7.8x Precedent Transactions (Change of Control Transactions) Median: $9.06 EV / 2022E EBITDA 6.4x – 12.8x Median 7.8x $7.57 $14.29 Source: Company filings, Panda management projections and FactSet. Market data as of 01-July-2022. July 2022 18

PRELIMINARY BACKGROUND MATERIALS S u m m a r y F i n a n c i a l A n a l y s e s A Tr e a s u r y S t o c k M e t h o d V a l u e f o r C l a s s B—1 U n i t s Current (01-July- 28-June-2022 Verbal 2022): $6.63 Indication: $9.30 Terminal P / E Multiple 8.0x – 12.0x $8.30 $10.71 Discounted Cash Flow Analysis Discount Rate 11.0% – 9.5% Median: $11.49 EV / LTM EBITDA 6.4x – 12.8x $9.44 $17.15 Median 7.8x Precedent Transactions (Change of Control Transactions) Median: $10.12 EV / 2022E EBITDA 6.4x – 12.8x Median 7.8x $8.42 $15.14 Source: Company filings, Panda management projections and FactSet. Market data as of 01-July-2022. July 2022 19

PRELIMINARY BACKGROUND MATERIALS A D i s c o u n t e d C a s h F l o w A n a l y s i s ( 1 / 2 ) Treasury Stock Method Value for Class B-1 Units ($M) Jun—Dec 2022E 2023E 2024E 2025E 2026E 2027E Year-End AUM ($B) $52.2 $55.7 $58.2 $60.6 $62.9 $65.0 Total Revenue $117 $212 $220 $223 $228 $233 YoY Growth (%) N/A 3.8% 3.7% 1.4% 2.5% EBITDA $51 $99 $100 $100 $102 $104 EBITDA Margin (%) 43.7% 46.6% 45.5% 45.0% 44.7% 44.5% D&A (1) (1) (1) (1) (1) (1) Investment G&L 0 2 3 3 3 3 Operating Income $51 $100 $101 $102 $104 $106 UBT (2) (4) (4) (4) (4) (4) Unlevered Net Income $49 $96 $97 $98 $100 $102 D&A 1 1 1 1 1 1 Rent Expense Adjustment 2 2 1 1 2 (0) Changes in Net Working Capital 5 0 0 0 0 0 CapEx 0 (2) (1) (1) (1) (1) Seed Investment (13) (5) (5) (5) (5) (5) Distributable Cash Flow $45 $92 $94 $94 $97 $97 YoY Growth (%) N/A 2.1% 0.5% 3.5% (0.6%) Inc. Diluted Class A Shares 17.6 17.6 17.6 17.6 17.6 17.6 Diluted Shares Outstanding 80.9 80.9 80.9 80.9 80.9 80.9 Inc. Ownership 22% 22% 22% 22% 22% 22% Cash Flow Distribution to Inc. $10 $20 $20 $20 $21 $21 Tax (2) (5) (5) (5) (5) (5) Inc. Unlevered Net Income $7 $15 $15 $15 $16 $16 ? Balance sheet and share count as of 31-May-2022 ? Mid-year cash flow convention ? UBT cash tax rate of 4.0% and Panda Inc. marginal cash tax rate of 25.7% Source: Company filings and Panda management projections. Note: Assumes $30M of minimum cash requirement per management. Class B-1 units and options dilution calculated using treasury stock method. July 2022 20

PRELIMINARY BACKGROUND MATERIALS A D i s c o u n t e d C a s h F l o w A n a l y s i s ( 2 / 2 ) Treasury Stock Method Value for Class B-1 Units Implied Price per Class A Share Discount Rate $9.5 9.50% 9.88% 10.25% 10.63% 11.00% 12.0x $10.71 $10.60 $10.50 $10.39 $10.29 Terminal 11.0x $10.18 $10.08 $9.98 $9.89 $9.80 Earnings 10.0x $9.65 $9.56 $9.47 $9.38 $9.30 Multiple 9.0x $9.12 $9.04 $8.96 $8.88 $8.80 8.0x $8.60 $8.52 $8.45 $8.37 $8.30 Implied Perpetuity Growth Rate Discount Rate ($0.0) 9.50% 9.88% 10.25% 10.63% 11.00% 12.0x 0.7% 1.0% 1.4% 1.7% 2.0% Terminal 11.0x (0.0%) 0.3% 0.6% 1.0% 1.3% Earnings 10.0x (0.9%) (0.5%) (0.2%) 0.1% 0.4% Multiple 9.0x (1.9%) (1.6%) (1.3%) (1.0%) (0.6%) 8.0x (3.2%) (2.9%) (2.5%) (2.2%) (1.9%) Source: Company filings and Panda management projections. Note: Class B-1 units and options dilution calculated using treasury stock method. Implied P / 2022E EPS is not shown due to 2022E EPS is calculated assuming Class B-1 units are economically equivalent to Class July 2022 21 B units per Panda management.

PRELIMINARY BACKGROUND MATERIALS A C o m p a r i s o n o f Tr a d i t i o n a l A s s e t M a n a g e r s Treasury Stock Method Value for Class B-1 Units Illustrative Purposes Only ($ in millions except per share data and AUM) Equity Closing Price % of 52 Dividend Dividend P/ E Rev. Growth EV / EBITDA EBITDA Margin AUM ($B) Company Name Value 01-Jul-22 Week High Yield (Ann.) Yield (LTM) 2022E ‘22E-‘23E 2022E 2022E 31-Mar-22 Panda (Management) $ 505 $ 6.56 55.1% 1.83% 9.45% 8.8 x 3.8% 4.8x 47.1% $53 Selected Peers Affiliated Managers $ 4,826 $ 117.81 61.5% 0.03% 0.03% 6.4 x 0.6% 6.9 x 42.2% $777 Janus Henderson $ 4,066 $ 23.53 48.5% 6.63% 6.46% 8.6 x 2.1% 5.2 x 30.0% $361 Federated Hermes $ 3,133 $ 32.12 80.7% 3.36% 3.36% 11.5 x 6.5% 8.7 x 25.9% $647 Artisan Partners $ 3,063 $ 35.90 67.4% 11.48% 13.09% 10.6 x 3.8% 8.1 x 34.5% $160 Victory Capital $ 1,827 $ 24.79 57.5% 4.03% 2.78% 5.2 x 5.4% 6.9 x 51.5% $178 Virtus $ 1,375 $ 173.75 51.3% 3.45% 2.67% 6.0 x (1.8%) 5.1 x 40.7% $183 BrightSphere $ 772 $ 18.12 58.1% 0.22% 0.22% 9.8 x (3.0%) 6.1 x 37.1% $110 Median 58.1% 3.45% 2.78% 8.6 x 2.1% 6.9 x 37.1 % Mean 60.7% 4.17% 4.09% 8.3 x 1.9% 6.7 x 37.4 % Source: Bloomberg, FactSet and public filings. Panda 2022E metrics per Panda management. Market data as of 01-July-2022.    Note: Dividend yield (Ann.) represents latest dividend paid annualized. Dividend (LTM) represents LTM dividends paid as of 31-March-2022. Class B- 1 units and options dilution calculated using treasury stock method. Management equity value to enterprise value bridge is based on 31-May-2022 July 2022 22 balance sheet and Panda management’s guidance related to assumptions on excess cash and investments. Based on public share count and balance sheet information as of 31-March-2022 (10-K and 10-Q) and management’s 2022E EBITDA estimate, EV / 2022E EBITDA would be 4.7x.

PRELIMINARY BACKGROUND MATERIALS A P r e m i u m s a n d M u l t i p l e s O v e r v i e w Treasury Stock Method Value for Class B-1 Units ($ in millions except per share data) June 3 June 15 June 22 June 28 Non-Binding Non-Binding Non-Binding Verbal Current Proposal (RP) Proposal (LP) Proposal (RP) Indication (RP) Purchase Price per Class A Share $6.56 $8.50 $7.30 $8.90 $9.30 Implied Premium to Spot (01-Jul-2022) $6.56 0.0% 29.6% 11.3% 35.7% 41.8% Implied Premium / (Discount) to 30-Day VWAP $6.61 (0.7%) 28.7% 10.5% 34.7% 40.8% Implied Premium / (Discount) to 52-Week High $11.91 (44.9%) (28.6%) (38.7%) (25.2%) (21.9%) Stated Premium to Closing Price of the Bid Date¹ 24.8% 17.9% 34.4% Class A Diluted Shares Outstanding (as of 31-May-2022) 17.5 17.5 17.5 17.5 17.6 Implied Purchase Price for Class A Shares $115 $149 $128 $156 $163 Total Diluted Shares Outstanding (as of 31-May-2022) 77.0 78.3 77.2 78.8 79.4 Implied Equity Value $505 $666 $564 $702 $738 Excess Cash (21) (21) (21) (21) (21) Investments (21) (21) (21) (21) (21) Debt 0 0 0 0 0 Present Value of Existing Tax Benefits (2) (2) (2) (2) (2) Implied Enterprise Value $460 $621 $519 $657 $694 Metric Implied Panda Multiple Peers Median EV / 2022E EBITDA $96 4.8x 6.5x 5.4x 6.8x 7.2x 6.9x Proposal Stated Multiple 7.3x 7.7x 8.1x (verbal) P / 2022E EPS $0.74 8.8x 11.5x 9.8x 12.0x 12.5x 8.6x Source: Company filings and Panda management projections. Market data as of 01-July-2022. Note: Assumes $30M of minimum cash requirement per management. Peers median multiples represent median multiples of AMG, JHG, FHI, APAM, BSIG, VCTR and VRTS. Class B-1 units and options dilution calculated using treasury stock method. Management equity value to enterprise value bridge is based on 31-May-2022 balance sheet and Panda management’s July 2022 23 guidance related to assumptions on excess cash and investments. Based on public share count and balance sheet information as of 31-March-2022 (10-K and 10- Q) and management’s 2022E EBITDA estimate, EV / 2022E EBITDA would be 4.7x, 6.3x, 5.3x, 6.7x and 7.1x at a share price of $6.56, $8.50, $7.30, $8.90 and $9.30 respectively. ą Closing price date as of 03-June-2022, 14-June-2022 and 21-June-2022, respectively.

PRELIMINARY BACKGROUND MATERIALSA P r e c e d e n t 1 3 E—3 Tr a n s a c t i o n s P r e m i u m ( % H e l d > 5 0% ) A c r o s s A l l I n d u s t r i e s | D e a l S i z e $ 1 0 0 m i l l i o n + | S i n c e 2 0 1 2 Announced Date Acquirer Name Target Name Incorporated Held % Deal Size Original Final ($bn) Premium Premium US Incorporated 30-Aug-2021 Geneve Holdings, Inc. Independence Holding Company Delaware 63% $0.3 19% 36% 02-Jul-2021 Banco Santander, S.A. Santander Consumer USA Holdings Inc. Delaware 80% 2.5 7% 14% 04-Sep-2020 Farm Bureau Mutual, Iowa Farm Bureau Federation FBL Financial Group, Inc. Iowa 61% 0.6 26% 64% 31-Aug-2020 Ionis Pharmaceuticals, Inc. Akcea Therapeutics, Inc. Delaware 76% 0.5 59% 59% 27-Nov-2019 Kyocera Corporation AVX Corporation Delaware 72% 1.0 30% 45% 11-Nov-2019 Insider Buyout Cellular Biomedicine Group, Inc. Delaware 52% 0.2 10% 12% 24-Apr-2019 Sonic Financial Corporation Speedway Motorsports, Inc. Delaware 71% 0.3 29% 42% 16-Nov-2018 Employers Mutual Casualty Company EMC Insurance Group Inc. Iowa 55% 0.4 25% 50% 09-Nov-2018 NASCAR Holdings, Inc. International Speedway Corporation Florida 75% 1.3 6% 14% 19-Jun-2018 Roche Holding Ltd Foundation Medicine, Inc. Delaware 57% 2.3 29% 29% 09-Jan-2018 Insider Buyout AmTrust Financial Services, Inc. Delaware 55% 1.4 21% 45% 06-Mar-2017 Steel Partners Holdings L.P. Handy & Harman Ltd. Delaware 70% 0.1 4% 33% 07-Mar-2016 American Financial Group, Inc. National Interstate Corporation Ohio 51% 0.3 33% 44% 29-Feb-2016 Icahn Enterprises L.P. Federal-Mogul Holdings Corporation Delaware 82% 0.3 41% 101% 15-Jan-2016 Insider Buyout Synutra International, Inc. Delaware 63% 0.1 54% 58% 20-Feb-2013 Chiesi Farmaceutici S.p.A. Cornerstone Therapeutics Inc. Delaware 65% 0.3 22% 73% Non-US Incorporated 10-Feb-2021 Insider Buyout New Frontier Health Corporation Cayman Islands 40% 1 $0.8 24% 24% 17-Sep-2020 Insider Buyout 51job, Inc. Cayman Islands 56% 1.9 16% N/A 08-Jun-2020 Insider Buyout China Distance Education Holdings Cayman Islands 50% 0.2 26% 36% 09-Sep-2019 Sohu.com Limited Changyou.com Limited Cayman Islands 67% 2 0.2 69% 82% 25-Apr-2017 Baring Private Equity Asia, CPPIB Nord Anglia Education, Inc. Cayman Islands 67% 1.2 18% 18% 17-Feb-2017 FountainVest Partners, Hillhouse Capital, SEEK Limited Zhaopin Limited Cayman Islands 61% 3 0.5 13% 14% 23-Jun-2016 Ocean Imagination L.P. Qunar Cayman Islands Limited Cayman Islands 94% 0.2 15% 15% 03-Aug-2015 Ctrip.com International, Ltd., Tencent Holdings Limited eLong, Inc. Cayman Islands 78% 0.2 24% 24% 23-Oct-2014 Brookfield Asset Management Inc. Brookfield Residential Properties Inc. Canada 69% 0.9 21% 28% 27-Jan-2014 Insider Buyout, Ningxia Silkroad Equity Investment etc. Shanda Games Limited Cayman Islands 76% 0.5 22% 26% 30-May-2012 Fiat Industrial S.p.A. CNH Global N.V. Netherlands 88% 2.8 0% 25% Median US Incorporated 26% 44% Total 22% 35% Average US Incorporated 26% 45% Total 25% 39% 1st Quartile US Incorporated 17% 32% Total 16% 24% 3rd Quartile US Incorporated 30% 58% Total 29% 49% Source: Deal Point Data and company filings. Includes pending and completed acquisitions of public targets listed in the US. Excludes GP-LP transactions. Original premium is the premium implied by the first publicly announced proposal (which may or may not have reflected an agreed to transaction price in an definitive agreement) over the price of the unaffected date. Final premium is implied by the transaction price over the same unaffected date. 1 Excludes voting proxies granted by shareholders of the company (not including any shareholder who is already a member of the insider) in respect of 17,316,625 issued and outstanding shares, representing approximately 13% of the total issued and outstanding shares. 2 Sohu.com owns approximately 67% July 2022 24 of the combined total of the target’s outstanding Class A ordinary shares and Class B ordinary shares and approximately 95% of the total voting power. 3 SEEK beneficially owned ordinary shares representing approximately 75% of the voting power and 61% of the share capital.

PRELIMINARY BACKGROUND MATERIALS P / N T M E P S O v e r T i m e A P a n d a a n d S e l e c t e d P e e r s Range Average 30.0x AMG JHG FHI APAM BSIG VCTR VRTS Median Average Last 10 Years 10.9x 10.2x 13.2x 12.7x 9.5x 5.6x 12.0x 10.9x 10.6x Last 5 Years 7.8x 10.1x 11.1x 10.7x 8.6x 5.6x 8.3x 8.6x 8.9x Last 3 Years 6.9x 9.6x 10.4x 10.4x 9.2x 5.6x 7.3x 9.2x 8.5x Last 1 Year 7.7x 9.9x 10.7x 9.1x 12.8x 6.4x 6.8x 9.1x 9.1x Since 12-Jul-19 6.9x 9.6x 10.4x 10.4x 9.2x 5.6x 7.3x 9.2x 8.5x Jun-12 to 12-Jul-19 12.5x 11.1x 14.4x 13.8x 9.7x 5.6x 14.1x 12.5x 11.6x 25.0x Delta (5.6x) (1.5x) (4.0x) (3.5x) (0.5x) (0.1x) (6.7x) (3.3x) (3.1x) 20.0x Last Available NTM Consensus EPS Estimate (12-July-2019) 15.0x 10.6x 10.5x 10.0x 10.5x 9.2x 8.5x 6.1x 5.0x 5.8x 5.1x 0.0x Jul-12 Jul-13 Jul-14 Jul-15 Jul-16 Jul-17 Jul-18 Jul-19 Jul-20 Jul-21 Jul-22 Panda AMG JHG FHI APAM BSIG VCTR VRTS Source: FactSet. Market data as of 01-July-2022. NTM EPS per FactSet consensus median and represents time-weighted NTM EPS median estimates. Note: No NTM EPS consensus estimate was available for certain dates for Panda in January 2019. July 2022 25

PRELIMINARY BACKGROUND MATERIALSP / LT M E P S O v e r T i m e A S e l e c t e d Tr a d i t i o n a l A s s e t M a n a g e r s | L a s t 3 Y e a r s Average 3-Year 1-Year YTD 45.0x Panda EPS Panda (GAAP EPS) 15.3x 10.0x 8.2x GAAP Adjusted Panda (Adjusted EPS) 11.5x 10.0x 8.2x Q1 2018 $0.20 $0.20 Q2 2018 0.20 0.20 Selected Comparables¹ 12.1x 10.3x 9.3x 40.0x Q3 2018 0.22 0.22 Q4 2018 0.15 0.16 ? Quarterly GAAP EPS declined to ($0.08) per share in Q4 2019 Q1 2019 0.17 0.17 Decline was mainly due to one-time compensation relating 35.0x Q2 2019 0.18 0.18 to the one-time issuance of certain unit-based and other Q3 2019 0.19 0.19 awards to a number of the firm’s key contributors pursuant Q4 2019 (0.08) 0.20 to the terms of equity incentive plans in addition to costs Q1 2020 0.00 0.00 related to certain employee departures 30.0x Q2 2020 0.13 0.13 Q3 2020 0.16 0.16 Q4 2020 0.22 0.22 25.0x Q1 2021 0.24 0.24 Q2 2021 0.25 0.25 Q3 2021 0.27 0.27 Q4 2021 0.24 0.24 20.0x Q1 2022 0.16 0.16 15.0x 10.0x 7.5x 7.1x 7.1x    5.0x 0.0x Jul-19 Jan-20 Jul-20 Jan-21 Jul-21 Jan-22 Jul-22 Panda (GAAP EPS) Panda (Adjusted EPS) Selected Comparables¹ Source: FactSet and company filings. Market data as of 01-July-2022. Note: selected comparables represent median P / LTM EPS per FactSet. Panda adjusted EPS per filings (there was no adjustment made to GAAP earnings except for Q4 2018 and Q4 2019). July 2022 26 ¹ Selected Comparables include AMG, JHG, FHI, APAM, BSIG, VCTR and VRTS.

PRELIMINARY BACKGROUND MATERIALSA WA C C A n a l y s i s Previously Multi- Multi-Boutiques Boutique (Ongoing Other Managers Divestiture Program) Affiliated Victory Janus Artisan Federated ($M) Virtus BrightSphere Median Panda Managers Capital Henderson Partners Hermes 2Y Weekly Beta (BBG) 1.321 0.979 1.467 1.365 1.298 1.380 1.050 1.321 1.309 5Y Week ly Beta (BBG) 1.374 1.032 1.584 1.426 1.271 1.313 1.226 1.313 1.198 Market Cap $4,826 $1,827 $1,375 $772 $4,066 $3,063 $3,133 $568 Net Debt 2,110 1,043 179 274 (501) 12 138 (21) Total Capital $6,936 $2,869 $1,554 $1,047 $3,565 $3,075 $3,271 $547 Equity as % of Total Cap. 70% 64% 88% 74% 114% 100% 96% 88% 104% Debt as % of Total Cap. 30% 36% 12% 26% (14%) 0% 4% 12% (4%) Cost of Equity 10.8% 8.9% 11.6% 11.0% 10.7% 11.1% 9.3% 10.8% 10.7% Panda WACC Calculation Beta Range 1.200—1.300 Selected Cost of Equity Cost of Equity 10.1%—10.7% Range of 10.0% – 11.0% BSIG YTW (Maturity: 4 Years) 7.1% Duration Adjustment 0.4% Cost of Debt (Pre-Tax) 7.5% Marginal Tax Rate 25.7% Cost of Debt 5.6% Target Equity Funding 90.0%—100.0% Target Debt Funding 10.0%—0.0% Selected WACC Range of WACC 9.7%—10.7% 9.5% – 11.0% Source: Bloomberg, Duff & Phelps, FactSet and public filings. Market data as of 01-July-2022. Note: Assumes equity risk premium of 5.6% per Duff & Phelps. Risk free rate represents YTW of 30-year UST with 20-year remaining July 2022 27 life. Marginal tax rate per Panda management. Panda’s market cap assumes Class B-1 units treated as economically equivalent to Class B units. Assumes $30M of minimum cash requirement per Panda management.

PRELIMINARY BACKGROUND MATERIALSA C o s t o f D e b t – S e l e c t e d P e e r s Duration Spread vs. Bond Adjustment Treasury Treasury 20-Year Adjusted Debt / Rating Maturity YTW to 20-Year Maturity Yield (YTW) Treasury¹ Cost of Debt Capital Janus Henderson JHG 4 7⁄8 08/01/25 Corp BBB 01-Aug-2025 4.44% 16.9 16.8 3.08% 0.32% 4.75% (14.0%) AMG AMG 3.3 06/15/30 Corp BBB+ 15-Jun-2030 4.63% 12.0 13.8 2.84% 0.56% 5.19% 30.4% AMG 4 1⁄4 02/15/24 Corp BBB+ 15-Feb-2024 3.64% 18.4 18.3 3.39% 0.01% 3.65% 30.4% AMG 3 08/01/25 Corp BBB+ 01-Aug-2025 3.57% 16.9 16.8 3.08% 0.32% 3.89% 30.4% APAM APAM 4.53 08/16/27 Corp NR 16-Aug-2027 10.12% 14.9 14.8 2.91% 0.49% 10.61% 0.4% APAM 5.82 08/16/22 Corp NR 16-Aug-2022 3.75% 19.9 19.8 3.41% (0.01%) 3.74% 0.4% APAM 4.29 08/16/25 Corp NR 16-Aug-2025 6.43% 16.9 16.8 3.08% 0.32% 6.74% 0.4% BSIG BSIG 4.8 07/27/26 Corp BB+ 27-Jul-2026 7.07% 15.9 15.8 2.97% 0.43% 7.51% 26.2% Median 4.53% 4.97% Average 5.45% 5.76% Source: Bloomberg, FactSet and public filings. Market data as of 01-July-2022. ¹ vs. YTW of 30-year UST with 20-year remaining life of 3.40%. July 2022 28

PRELIMINARY BACKGROUND MATERIALSS e l e c t e d Tr a d i t i o n a l A s s e t M a n a g e m e n t C h a n g e o f A C o n t r o l Tr a n s a c t i o n s F o o t n o t e s 1 Metrics sourced from Merger Agreement and Q1 10Q 2022. Purchase price calculated as per share merger consideration of $12.85 multiplied by diluted shares outstanding. Implied multiple calculated as EV divided by LTM Q1 2022A EBITDA. EV calculated as purchase price less cash and cash equivalents and investment securities. LTM EBITDA calculated as LTM Q1 2022A operating income plus D&A. Target AUM as of 31-Mar-2022. 2 Per BrightSphere’s press release, Pendal Group acquired a 75.1% of ownership interest in Thompson, Siegel Walmsley (“TSW”) from BrightSphere (for $240M) and 24.9% from TSW management for a total consideration of ~$320M. In addition to acquiring BrightSphere’s equity interest in TSW, Pendal also agreed to acquire BrightSphere’s seed capital in TSW strategies post-close for approximately $14M. Purchase price shown excludes the purchase of seed investments. Implied multiple of 7.6x 1H2021A (annualized and excluding synergies) per Pendal Group’s investor presentation. Target AUM as of 31-Mar-2021. 3 Per Macquarie’s investor presentation: total headline consideration of ~$1.7B, headline acquisition multiple of ~10x EV/EBITDA and pro forma multiple of ~6x EV/EBITDA post sell down of balance sheet assets, before the sale of the wealth management business and realization of synergies. Macquarie intended to acquire all of the outstanding common shares of Waddell & Reed and, on completion, sell Waddell & Reed’s wealth management platform to LPL for $300M plus excess net assets. $131B of target AUM includes asset management AUM of ~$68B and wealth management AUA of ~$63B as of 30-Sep-2020. 4 Per BrightSphere’s press release, BrightSphere has agreed to sell its 75.1% ownership interest in Barrow Hanley to Perpetual Limited for $319M. In addition, Perpetual will redeem BrightSphere’s seed capital investments in Barrow Hanley at closing, which had a market value of ~$44M as of 30-Jun-2020. Purchase price shown calculated as $319M (75.1%) grossed up to 100% and does not include the $44M of redemption of seed capital. BrightSphere reported 1H CY2020A EBITDA attributable to controlling interest of $20M. Implied multiple per Perpetual press release. Target AUM as of 30-Jun-2020. 5 Purchase price represents $850M upfront payment. (Note: there are contingent payments of up to $150M over four years based on future business performance.) EBITDA multiple of 6.9x (upfront purchase price excluding expected synergies and tax benefit), 3.8x (upfront purchase price including expected synergies) and 3.2x (upfront purchase price including expected synergies and tax benefit) per Victory Capital’s investor presentation. Target AUM as of 30-Sep-2018. 6 Per Federated Investors’ press release, Federated Investors will pay ~$350M for a 60% interest in Hermes Investment Management. Purchase price shown of $0.6B represents $350M grossed-up to 100%. Per Federated Investors’ investor presentation, EV / EBITDA of 12.8x represents 2017 Hermes standalone EBITDA (post-minority interests). Target AUM as of 31-Dec-2017. Target AUM of $45B represents Ł33B and adjusted by GBP USD spot FX conversion rate of 1.35 as of 31-Dec-2017 per investor presentation. Source: FactSet and public filings. July 2022 29

PRELIMINARY BACKGROUND MATERIALSA S u m m a r y o f F i n a n c i a l s ( 1 / 2 ) Revenue ($M) YoY Growth: 30.4% 8.7% (1.8%) (8.0%) 43.8% 2.4% 3.8% 3.7% 1.4% 2.5% 2.2% $220 $223 $228 $233 $199 $204 $212 $141 $154 $151 $139 2017A 2018A 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E EBITDA ($M) Margin: 49.6% 51.9% 31.0% 40.7% 53.7% 47.1% 46.6% 45.5% 45.0% 44.7% 44.5% $107 $96 $99 $100 $100 $102 $104 $70 $80 $47 $56 2017A 2018A 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E Diluted EPS $1.00 $0.77 $0.74 $0.83 $0.83 $0.81 $0.82 $0.82 $0.46 $0.52 $0.40 2017A 2018A 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E Source: Company filings and Panda management projections. July 2022 30

PRELIMINARY BACKGROUND MATERIALSA S u m m a r y o f F i n a n c i a l s ( 2 / 2 ) Year-End Assets Under Management ($B) YoY Growth: 28.3% (13.2%) 23.4% 5.1% 21.2% (0.6%) 6.8% 4.5% 4.1% 3.8% 3.4% $60.6 $62.9 $65.0 $55.7 $58.2 $43.3 $52.5 $52.2 $38.5 $41.2 $33.4 2017A 2018A 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E Net Flows ($B) % of AUM¹: 5.7% 2.6% 2.4% 1.2% 1.8% 5.8% 1.9% (0.5%) (0.9%) (1.2%) (1.6%) $3.1 $1.7 $1.0 $0.8 $0.8 $1.0 $0.5 ($0.3) ($0.5) ($0.7) ($1.0) 2017A 2018A 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E Market Performance ($B) % of AUM¹: 22.7% (15.8%) 20.7% 1.7% 22.2% (6.5%) 5.0% 5.0% 5.0% 5.0% 5.0% $9.6 $6.8 $6.9 $2.6 $2.8 $2.9 $3.0 $3.1 $0.7 ($6.1) ($3.4) 2017A 2018A 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E Source: Company filings and Panda management projections. ¹ As % of AUM as of the beginning of the fiscal year. July 2022 31

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